UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                           AMENDMENT TO CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 15, 1996

                              Alltrista Corporation

           State of Indiana Commission File Number 0-21052 35-1828377

                      345 South High Street, P. O. Box 5004
                           Muncie, Indiana 47307-5004

       Registrant's telephone number, including area code: (317) 281-5000
   --------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of businesses acquired.

     See Index to Financial Statements and Pro Forma Financial Information on page 4 and pages referenced hereon.

     (b) Pro Forma Financial Information.

     See Index to Financial Statements and Pro Forma Financial Information on page 4 and pages referenced hereon.

     (c)  Exhibits

     None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       ALLTRISTA CORPORATION
                                           (Registrant)

                                   By: /s/ Thomas B. Clark
                                   -------------------------------------
                                           Thomas B. Clark
                                           President and Chief Executive Officer
                                           May 29, 1996



                              ALLTRISTA CORPORATION
                                    FORM 8-K
        INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION



KERR CONSUMER PRODUCTS DIVISION                                      PAGE

Independent Auditors' Report                                           5

Balance sheet as of December 31, 1995                                  6

Statement of Operations and Divisional Equity
   for the year ended December 31, 1995                                7

Statement of Cash Flows for the year ended December 31, 1995           8

Notes to Financial Statements                                          9-16

ALLTRISTA CORPORATION AND SUBSIDIARIES
AND KERR CONSUMER PRODUCTS DIVISION

Pro Forma Condensed Combined Balance sheet as of March 31, 1996        17

Pro Forma Condensed Combined Statement of Income for the year
         ended December 31, 1995                                       18

Pro Forma Condensed Combined Statement of Income for the three
         months ended March 31, 1996                                   19

Notes to Pro Forma Condensed Combined Financial Statements             20-21

Item 7 (a)   Financial Statements of Business Acquired








                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Kerr Group, Inc.:


We have audited the accompanying balance sheet of Kerr Consumer Products Division (a division of Kerr Group, Inc.) as of December 31, 1995 and the related statements of operations and divisional equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kerr Consumer Products Division as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


[SIGNATURE OF KPMG PEAT MARWICK, LLP]

APRIL 26, 1996
LOS ANGELES, CALIFORNIA



                       KERR CONSUMER PRODUCTS DIVISION (A
                          Division of Kerr Group, Inc.)
                                  Balance Sheet
                                December 31, 1995
                                 (In thousands)

ASSETS

Current assets:
    Cash                                                  $      3
    Trade receivables, less allowance for doubtful
       accounts of $328                                        208
    Other receivables                                          308
    Inventories                                             13,028
                                                          --------

              Total current assets                          13,547

Property, plant and equipment, net                           4,697

Intangibles, net                                               316
                                                          --------
                                                          $ 18,560
                                                          ========

LIABILITIES AND DIVISIONAL EQUITY

Current liabilities:
    Accounts payable                                      $  1,375
    Accrued pension liability                                  440
    Other current liabilities                                  215
                                                          --------

              Total current liabilities                      2,030

Pension liability                                            2,135

Accrued postretirement benefit liability                       206

Divisional equity                                           14,189
                                                          --------
                                                          $ 18,560
                                                          ========


See accompanying notes to financial statements.


                       KERR CONSUMER PRODUCTS DIVISION (A
                          Division of Kerr Group, Inc.)
                  Statement of Operations and Divisional Equity
                          Year ended December 31, 1995
                                 (In thousands)



Net sales                                                  $  29,808
Cost of sales                                                 22,502
                                                          ----------

           Gross profit                                        7,306
                                                          ----------

Operating expenses:
    Plant and shipping expenses                                1,979
    Direct selling, general and
       administrative expenses                                 4,616
    Parent allocated expenses                                  1,665
                                                          ----------

           Total operating expenses                            8,260
                                                          ----------
            Net loss                                            (954)

Equity distributions, net                                     (1,335)

Divisional equity at December 31, 1994                        16,478
                                                          ----------

Divisional equity at December 31, 1995                     $  14,189
                                                          ==========


See accompanying notes to financial statements.


                       KERR CONSUMER PRODUCTS DIVISION (A
                          Division of Kerr Group, Inc.)
                            Statement of Cash Flows
                          Year ended December 31, 1995
                                 (In thousands)



Cash flows provided by operations:
    Net loss                                                   $    (954)
    Add (deduct) noncash items included in net loss:
      Depreciation and amortization                                  250
      Reduction in total pension liability, net                     (186)
    Changes in other operating working capital:
      Receivables                                                    565
      Inventories                                                  2,853
      Accounts payable                                               421
      Accrued expenses                                              (433)
                                                               ---------

              Cash flows provided by operations                    2,516
                                                               ---------

Cash flow used by investing activities:
    Capital expenditures                                            (886)
    Payments associated with relocation of operations               (205)
    Other, net                                                       (90)
                                                               ---------

              Cash flow used by investing activities              (1,181)
                                                               ---------

Cash flow used by financing activities - equity
    distributions, net                                            (1,335)
                                                               ----------

              Net change during the year                            --



Balance at beginning of year                                           3
                                                               ----------

Balance at end of year                                         $       3
                                                               ==========


See accompanying notes to financial statements.

                        KERR CONSUMER PRODUCTS DIVISION
                        (A Division of Kerr Group, Inc.)
                          Notes to Financial Statements
                               December 31, 1995
                                 (In thousands)


(1)    BASIS OF PRESENTATION

       The accompanying financial statements include the accounts of Kerr Consumer Products Division (Kerr CPD), a division of Kerr Group, Inc. (Parent) which is a publicly-traded company. Kerr CPD is a manufacturer and distributor of home canning supplies.

       Kerr CPD's financial statements include the assets, liabilities, revenues and expenses which are specifically identifiable with Kerr CPD, as well as certain allocated expenses for services that have historically been performed by the corporate headquarters of the Parent. These expenses are allocated using various methods dependent upon the nature of the service. Kerr CPD's management believes that these allocations are reasonable under the circumstances; however, these allocations are not necessarily indicative of the costs and expenses that would have resulted if Kerr CPD had been operated as a separate entity.

       The net cash position of the Parent has been managed through a centralized treasury system. Accordingly, transfers of cash within the treasury system are recorded through intercompany accounts, which are reflected as a component of divisional equity in the accompanying balance sheet. In addition, intercompany balances arising from allocated charges for services have been recorded in the statement of operations and as a charge or credit to divisional equity. There is no direct interest cost allocation to Kerr CPD with respect to Parent borrowings, and accordingly, the statement of operations and divisional equity does not include any allocated financing costs.


(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       INVENTORIES

       Inventories are valued at the lower of cost or market, determined by the use of the first-in, first-out method.

       PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment are stated at cost. Depreciation is determined using the straight-line method over the shorter of the estimated useful lives of the assets or the remaining life of the lease. The principal estimated useful lives used in computing the depreciation are as follows:

       Leasehold improvements                 20 years
       Machinery and equipment                3 to 15 years
       Furniture and equipment                5 to 10 years


       Kerr CPD's policy is to charge amounts expended for maintenance and repairs to expense and to capitalize expenditures for major replacements and betterments.

       INTANGIBLES

       Intangible assets are being amortized by the use of the straight-line method over their respective initial estimated lives ranging from 2 to 20 years.

       REVENUE RECOGNITION

       Kerr CPD recognizes revenue as product is shipped. A reserve is provided for estimated end of season returns of home canning supplies as sales are recorded.

       PENSIONS AND OTHER POSTRETIREMENT BENEFITS

       Financial Accounting Standards Board Statement No. 87 (FASB 87) requires that a company record an additional minimum pension liability to the extent that a company's accumulated pension benefit obligation exceeds the fair value of pension plan assets and accrued pension liabilities. This additional minimum pension liability is offset by an intangible asset not to exceed prior service costs of the pension plan. Amounts in excess of prior service costs are reflected as a reduction in divisional equity, net of related tax benefits.

       The Parent and Kerr CPD account for post-retirement benefit obligations in accordance with Financial Accounting Standards Board Statement No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" (FASB No. 106). As more fully described in note 6, the Parent has elected to amortize the impact of FASB No. 106 ratably over 20 years beginning in 1993.

       INCOME TAXES

       Income taxes have been provided as if Kerr CPD was a separate taxable entity. Kerr CPD accounts for income taxes under Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" (FASB No. 109). Under the asset and liability method of FASB No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       FINANCIAL STATEMENT PREPARATION AND PRESENTATION

       The preparation of financial statements requires management estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities and the reported amounts of income and expenses. Actual results could differ from those estimates.

       FAIR VALUE OF FINANCIAL INSTRUMENTS

       The fair value of cash, accounts receivable and payable and advances pursuant to the sale of receivables under the Parent's Receivable
       Agreement approximate their carrying amount because of their short maturity.

       RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

       During 1995,the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets" (FASB No. 121). FASB No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. FASB No. 121 is not expected to have a material effect on the Company's financial position or results of operations.

(3)    INVENTORIES

       The components of inventories are as follows:
       Raw materials                                 $     466
       Work in process                                   2,964
       Finished goods                                    9,598
                                                     ---------

                                                     $  13,028
                                                     =========



(4)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following:
       Leasehold improvements                       $     708
       Machinery and equipment                          6,605
       Furniture and office equipment                     264
       Construction in progress                           150
                                                    ---------
                                                        7,727
       Less accumulated depreciation and
             amortization                              (3,030)
                                                    ---------

                                                    $   4,697
                                                    =========



(5)    INTANGIBLES

       Intangibles consist of the following:
       Pension                                      $    160
       Lease origination costs                           162
       Supply contract                                    39
                                                    ---------
                                                         361
       Less accumulated amortization                     (45)
                                                    ---------

                                                    $    316
                                                    =========

(6)    INCOME TAXES

       Kerr CPD incurred a net loss in 1995; accordingly, no recovery of income taxes was recorded in the accompanying statement of operations and divisional equity.

       The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and liabilities at December 31, 1995 is as follows:

       Deferred income tax assets:
           Excess of additional pension liability over
             unrecognized prior service cost                          $   786
           Accrued retiree health liability                                82
           Allowance for doubtful accounts                                131
           Inventory                                                      323
           Accrued vacation pay                                            39
                                                                      -------

             Total gross deferred income tax assets                     1,361

           Less valuation allowance                                      (859)
                                                                      --------

             Deferred income tax assets, net of valuation allowance       502

        Deferred income tax liabilities:
           Property, plant and equipment, principally due to
             differences in depreciation                                  502
                                                                      --------

                  Net deferred income taxes                           $   --
                                                                      ========


       Net operating losses and alternative minimum tax credits of the Parent have not been computed separately for Kerr CPD and accordingly are not reflected as a component of deferred income taxes. Kerr CPD maintains a valuation allowance to reduce net deferred income taxes to zero due to various uncertainties associated with recovery of the net deferred tax assets.


(7)    OTHER CURRENT LIABILITIES

       Other current liabilities consist of the following:
       Accrued wages and vacation pay                                $    150
       Accrued property taxes                                              56
       Other accrued expenses                                               9
                                                                     --------

                Total accrued expenses                               $    215
                                                                     ========



(8)    RETIREMENT BENEFITS

       Pensions

       The Parent has a defined  benefit  pension  plan (the  Retirement  Income
       Plan) and a defined contribution pension plan, which cover all Kerr CPD employees. The Retirement Income Plan generally provides benefits based on years of service and average final pay. The defined contribution plan provides benefits based on a fixed percentage of pay for each year of service. The Parent's policy is to fund amounts sufficient to satisfy the funding requirements of the Employee Retirement Income Security Act of 1974. During 1995, the Parent funded the Retirement Income Plan by $1,983 more than the accrued pension expense for the 1994 plan year.

       During 1995, the Parent contributed 250 shares of its common stock, at a price of $7.56 per share, to the Retirement Income Plan. The contribution reduced the Parent's recorded pension liability by $1,891.

       During 1995, the Parent adopted a Pension Restoration Plan which is an unfunded plan providing benefits to participants not payable by the Parent's Retirement Income Plan because of the limitations on benefits imposed by the Internal Revenue Code of 1986, as amended. The aggregate annual accrued benefit for each participant under the combination of the Retirement Income Plan and the Pension Restoration Plan when expressed as a single life annuity is limited to $200.

       The information presented below is for the entire defined benefit plans and defined contribution plan. Kerr CPD represents 11.65% of each plan's expenses and related assets and liabilities based on 1995 participant data.

       Net pension expense for the year ended December 31, 1995 included the following components:

      Defined benefit plan:
           Service cost                                               $    498
           Interest cost on projected benefit obligation                 7,364
           Return on assets                                            (16,080)
           Net amortization and deferral                                 9,460
                                                                       -------

                  Defined benefit plan expense                        $  1,242
                                                                       =======

       Defined contribution plan expense                              $     15
                                                                       =======


       The funded status of the defined benefit plans at December 31, 1995 was as follows:

       Actuarial present value:
           Vested benefit obligation                                  $ 99,237
           Nonvested benefit obligation                                  1,942
                                                                      --------

             Accumulated benefit obligation                            101,179

           Effect of future salary increases                             2,812
                                                                       -------

             Projected benefit obligation                              103,991

       Plan assets at fair value (a)                                    79,084
                                                                       -------

             Projected benefit obligation in excess of plan assets      24,907

       Unrecognized net transition obligation                             (474)
       Unrecognized prior service costs                                   (936)
       Unrecognized net loss                                           (19,660)
                                                                       -------

              Accrued pension liability before adjustment                3,837

       Adjustment required to recognize additional minimum pension
          liability                                                     18,258
                                                                      --------
              Accrued pension liability related to the defined
                  benefit plan                                        $ 22,095
                                                                      ========

       Accrued pension liability related to the defined contribution
          plan                                                        $      8
                                                                      ========

       (a) Plan assets include 368 shares of Parent common stock at a value of $3,682 at December 31, 1995.


       In connection with recording the additional minimum pension liability pursuant to the provisions of FASB No. 87, the Parent recorded a reduction in its stockholders' equity of $10,140 at December 31, 1995 and an intangible pension asset of $1,376 at December 31, 1995. Kerr CPD has also recorded such amounts using the same 11.65% allocation described above.

       The majority of all pension plan assets are held by a master trust created for the collective investment of the plan's funds, as well as in private placement insurance contracts. At December 31, 1995, assets held by the master trust consisted primarily of cash, U.S. Government obligations, corporate bonds and commons stocks.

       The defined benefit plan assumptions as of December 31, 1995 were as follows:

       Discount rate                                           7.25%
       Increase in compensation rate                           5.0
       Long-term rate of return on assets                      9.5


       During 1993, the Parent recorded a curtailment loss of $232 related to the relocation of Kerr CPD's home canning cap and lid manufacturing operations. Such curtailment losses were included as components of the respective losses on the sale of the businesses and plant relocation.

       Retiree Health Care and Life Insurance

       The Parent provides certain health care life insurance benefits for Kerr CPD retired employees and their spouses. The costs of such benefits are shared by retirees through one or more of the following: (a) deductibles,
       (b) copayments and (c) retiree contributions. Salaried employees hired prior to September 1, 1992, and certain hourly employees may become eligible for those benefits if they reach retirement age while working for the Parent. The Parent will not provide retiree health care and life insurance benefits for salaried employees hired after September 1, 1992. Health care and life insurance benefits provided by the Parent are not funded in advance, but rather are paid by the Parent as the costs are actually incurred by the retirees.

       As discussed in note 1, effective January 1, 1993, the Parent adopted FASB No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions." FASB No. 106 requires a company to use an accrual method for recording retiree health care and life insurance benefits instead of the previously used pay-as-you-go method. The effect of this accounting change on 1993 results of operations was to increase retiree health care and life insurance expense by $640 from the amount that would have been recorded in 1993 under the previously used pay-as-you-go method. The adoption of FASB No. 106 at January 1, 1993, created a previously unrecognized accumulated postretirement benefit obligation of $13,195. As permitted under FASB No. 106, the Parent has elected to amortize the $13,195 accumulated postretirement benefit obligation ratably over 20 years.

       The information presented below is for the entire postretirement benefits plan. Kerr CPD represents 15% of the plan's expenses and related liabilities.

       Retiree health care and life insurance expense for the year ended December 31, 1995 (in thousands) included the following components:

       Retiree health care and life insurance expense:
           Service cost                                               $     41
           Interest cost on accumulated benefit obligation                 855
           Net amortization and deferral                                   544
                                                                      --------
                                                                      $  1,440
                                                                      ========

       The funded status of the retiree health care and life insurance plans at December 31, 1995 is as follows (in thousands):

       Actuarial present value of accumulated postretirement benefit obligation:

             Retirees                                                $   9,210
             Fully eligible active participants                            735
             Other active participants                                   1,055
                                                                     ---------

                Accumulated benefit obligation                          11,000

             Plan assets at fair value                                    --
                                                                     ---------

                Accumulated benefit obligation in
                    excess of plan assets                               11,000

              Unrecognized net transition obligation                   (10,612)
              Unrecognized net gain                                        992
                                                                     ---------

                     Accrued postretirement benefit liability        $   1,380
                                                                     =========


       The retiree health care and life insurance plans assumptions are as follows (in thousands):

       Discount rate                        7.25%
       Health care cost trend rates:
          Indemnity plans                   8.75% trending down to 6%
          Managed care plans                6.75% trending down to 4%

       The effect of a one percentage point annual increase in these assumed cost trend rates at December 31, 1995 would increase the postretirement benefit obligation by approximately $420,000 and would increase the service and interest cost components of the annual expense by approximately $40,000.

(9)    FINANCING

       As of December 31, 1995, the Parent had an Accounts Receivable Agreement (Receivable Agreement) maturing on January 18, 1997 to meet its seasonal working capital needs. The Receivable Agreement permits the Parent to sell trade accounts receivable of Kerr CPD on a nonrecourse basis. Under the Receivable Agreement, up to 70% of Kerr CPD receivables sold can be advanced to the Parent. Kerr CPD retains collection and service responsibility as agent for the purchaser, over any receivables sold. Advances under such Receivable Agreement are subject to certain limitations. As of December 31, 1995, receivables as shown on the accompanying balance sheet have been reduced by net proceeds of $343 from advances pursuant to the sale of receivables under the Parent's Receivable Agreement.

(10)   LOSS ON PLANT RELOCATION

       During the fourth quarter of 1993, Kerr CPD recorded a pretax loss of approximately $4,500 associated with the relocation of operations from Chicago, Illinois to a new manufacturing facility in Jackson, Tennessee. The pretax loss consisted primarily of accruals for (1) the early recognition of retiree health care and pension expense, severance, workers' compensation costs and insurance continuation costs of approximately $2,500, (2) asset retirement and related facility closing costs of approximately $1,000 and (3) moving and relocation costs of approximately $700. In 1995, the Company made cash payments related to relocation costs of approximately $200. In 1994, the Company made cash payments related to such accruals for (1) the early recognition of retiree health care and pension expense, severance, workers' compensation costs and insurance continuation costs of approximately $1,500, (2) asset retirement and related facility closing costs of approximately $600, (3) moving and relocation costs of approximately $600 and (4) other costs of approximately $300. In addition, during 1994, approximately $300 was charged against such accruals related to the book value of fixed assets retired. The remaining accruals primarily relate to retiree health costs and pensions which will be paid over a number of years.

(11)   RENTAL EXPENSE AND LEASE COMMITMENTS

       Kerr CPD occupies a manufacturing facility and uses certain automobiles, machinery and equipment under noncancelable lease arrangements. Rent expense under these agreements was $609 in 1995. In addition, the accompanying statement of operations and divisional equity includes $263 of allocated rent expense from the Parent.

       At December 31, 1995, Kerr CPD was obligated under various noncancelable leases. Calendar year minimum rental commitments under Kerr CPD's leases are as follows:

           Year ending December 31:
           1996                                 $        597
           1997                                          598
           1998                                          585
           1999                                          590
           2000                                          581
           2001 through 2014                           7,916
                                                ------------

                                                $     10,867
                                                ============


       Real estate taxes, insurance and maintenance expenses are obligations of Kerr CPD. Generally, in the normal course of business, leases that expire will be renewed or replaced by leases on other properties.


(12)   SUBSEQUENT EVENT

       On March 15, 1996, the Parent sold principally all of Kerr CPD's property, plant and equipment, certain intangibles and a portion of Kerr CPD's inventory to ALLTRISTA Corporation (ALLTRISTA) for a purchase price of $14,500. The Parent expects to receive approximately $16,500, primarily during the remainder of 1996, from the sale to consumer products customers of Kerr CPD inventory retained and from collection of Kerr CPD accounts receivables retained. ALLTRISTA will act as agent in selling the inventory retained by Kerr CPD.

Item 7 (b) Pro Forma Financial Information


                              Alltrista Corporation
                   Pro Forma Condensed Combined Balance Sheet
                              As of March 31, 1996
                                 (in thousands)

                                                               (Unaudited)
                                           ----------------------------------------------------
                                             Alltrista
                                            Corporation          Pro Forma         Pro Forma
                                            (as reported)        Adjustments        Combined
                                           -----------------   ----------------   --------------
                                                 (2)
ASSETS
Current assets
Cash and cash equivalents                  $    1,464            $                $   1,464
Net assets held for sale                       12,621                                12,621
Accounts receivable, net                       41,390                5,300  a        46,690
Inventories                                    54,145               10,200  a        64,345
Deferred taxes on income                        2,849                  500  b         3,349
Prepaid expenses                                  646                                   646
                                           ------------       -------------      ------------
             Total current assets             113,115               16,000          129,115
                                           ------------       -------------      ------------

Property, plant and equipment                 149,538                               149,538
Accumulated depreciation                     (100,934)                             (100,934)
                                           ------------       -------------      ------------
                                               48,604                                48,604

Intangibles and other assets                   18,519                                18,519
                                           ------------       -------------      ------------

Total assets                                 $180,238             $ 16,000         $196,238
                                           ============       =============      ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Notes payable                               $  24,025            $   14,700 c      $ 38,725
Accounts payable                               19,925                  700  a        20,625
Other current liabilities                      15,955                  600  a        16,555
                                           ------------       -------------      ------------
             Total current liabilities         59,905               16,000           75,905
                                           ------------       -------------      ------------

Noncurrent liabilities
Long-term debt                                 30,000                                30,000
Deferred taxes on income                          687                                   687
Other noncurrent liabilities                    7,627                                 7,627
                                           ------------       -------------      ------------
             Total noncurrent liabilities      38,314                                38,314
                                           ------------       -------------      ------------

Shareholders' equity                           82,019                                82,019
                                           ------------       -------------      ------------

Total liabilities and shareholders' equity   $180,238             $ 16,000         $196,238
                                           ============       =============      ============








The Notes to Pro Forma Condensed Combined Financial Statements should be read in conjunction with this statement.


                              Alltrista Corporation
                Pro Forma Condensed Combined Statement of Income
                      For the year ended December 31, 1995
                                 (in thousands)

                                                                                                (Unaudited)
                                                                                     -----------------------------------
                                                      Alltrista                        Pro Forma            Pro Forma
                                                     Corporation          Kerr          Adjustments          Combined
                                                   --------------    --------------  -----------------     -------------
Net sales                                          $   221,458       $    29,808        $    3,900  d, e   $   255,166
Costs and Expenses
    Cost of sales                                      161,662            22,502            (1,650) f          182,514
    Selling, general and administrative expenses        33,256             8,260                    d,g,h       40,216
                                                                                            (1,300)
    Unusual items                                        2,430                                                   2,430
                                                   --------------    --------------   --------------       -------------
Operating earnings (loss)                               24,110              (954)            6,850              30,006
Interest expense, net                                   (3,342)                             (1,500) i           (4,842)
                                                   --------------    --------------   --------------       -------------
Income (loss) before income taxes                       20,768              (954)            5,350              25,164
Provision for income taxes                              (8,241)                             (1,750) j           (9,991)
                                                   --------------    --------------   --------------       -------------

Net income (loss) from continuing operations       $    12,527       ($      954)        $   3,600          $   15,173
                                                   ==============    ==============   ==============       =============

Per share of common stock:
   Primary earnings per share                       $     1.57                                              $     1.90
   Fully diluted earnings per share                 $     1.56                                              $     1.89

Weighted average shares outstanding:
    Primary                                              7,996                                                  7,996
    Fully diluted                                        8,012                                                  8,012






The Notes to Pro Forma Condensed Combined Financial Statements should be read in conjunction with this statement.


                              Alltrista Corporation
                Pro Forma Condensed Combined Statement of Income
                 For the three month period ended March 31, 1996
                                 (in thousands)

                                                                              (Unaudited)
                                                   -------------------------------------------------------------------
                                                     Alltrista                          Pro Forma          Pro Forma
                                                    Corporation          Kerr           Adjustments        Combined
                                                   --------------    --------------  -----------------   -------------
Net sales                                            $  51,128        $    1,568        $                $   52,696
Costs and Expenses
    Cost of sales                                       37,552             1,481             (500)  k        38,533
    Selling, general and administrative expenses         7,753                 5              300   k         8,058
                                                   --------------    --------------   --------------    --------------
Operating earnings (loss)                                5,823                82              200            6,105

Interest expense, net                                    (746)              (304)             (70) i         (1,120)
                                                   --------------    --------------   --------------    --------------
Income (loss) before income taxes                        5,077              (222)             130             4,985
Provision for income taxes                              (1,987)               89              (37) j         (1,935)
                                                   --------------    --------------   --------------    --------------

Net income (loss) from continuing operations       $     3,090        ($     133)       $      93        $    3,050
                                                   ==============    ==============   ==============    ==============

Per share of common stock:
   Primary earnings per share                        $     .38                                           $      .38
   Fully diluted earnings per share                  $     .38                                           $      .38

Weighted average shares outstanding:
    Primary                                              8,041                                                8,041
    Fully diluted                                        8,094                                                8,094










The Notes to Pro Forma Condensed Combined Financial Statements should be read in conjunction with this statement.


NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. On March 15, 1996, Alltrista Corporation ("Alltrista") acquired certain assets related to the home food preservation products from Kerr Group, Inc. ("Kerr") and will account for the acquisition as a purchase. The Company purchased the equipment, raw materials inventory and a license to use the Kerr trade name for $14.5 million, financed through the Company's revolving line of credit. In addition, the Company assumed the operating lease at Kerr's Jackson, Tennessee manufacturing facility. The assets acquired by Alltrista are expected to continue to be used in the home food preservation business. Concurrently with the purchase, Alltrista and Kerr entered into a non-exclusive sales agent agreement whereby Alltrista will sell certain pre-closing inventory of Kerr. The "Alltrista Corporation (as reported)" column of the Pro Forma Condensed Combined Balance Sheet includes the balances at March 31, 1996 as reported in Alltrista Corporation's Quarterly Report on Form 10-Q. It includes approximately $1.0 million, $4.5 million, and $9.0 million of raw materials inventory, net property, plant and equipment, and intangibles, respectively, related to the acquisition. The "Alltrista Corporation" column of the Pro Forma Condensed Combined Statement of Income for the period ended March 31, 1996 includes the results of operations of the former Kerr business from the date of acquisition through the financial statement date.

2. The accompanying Pro Forma Condensed Combined Balance Sheet as of March 31, 1996 was as if all assets and liabilities of the Kerr home food preservation product line (including normal levels of accounts receivable, finished goods inventories and current liabilities) had been acquired. For purposes of this presentation, it is assumed that incremental current assets were funded by short-term borrowings. The Pro Forma Condensed Combined Statement of Income for the year ended December 31, 1995 and the three month period ended March 31, 1996 are adjusted to include the historical results of operations of the former Kerr business for the respective twelve and two and one half month periods. Other pro forma adjustments are described below. In the opinion of management, all adjustments  necessary  for a fair  presentation  of such  pro  forma  financial statements have been made. The pro forma financial statements are for information purposes only and are not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated as of January 1, 1995.

3.   Explanation of Pro Forma Adjustments (amounts in thousands)

(a) Incremental accounts receivable, inventory, accounts payable and other current liabilities to adjust March 31 balances to a normal level; conforming the accounting for customer stock programs.

(b) To record the deferred tax effect of the incremental inventory and receivables.

(c)  To increase short-term borrowings as identified above.

(d)  A   reclassification   to   increase   sales  and   selling,   general  and
     administrative expenses by $2,900 to reflect rebates and promotional efforts classified as a contra sale in the Kerr Statement of Income.

(e) Reduction of $1,000 in freight costs due to the use of fewer public warehouses and reduced transportation costs.

(f) Estimated reduction in cost of sales to eliminate carryover costs from the shut down of the Kerr Chicago plant of $200 and elimination of $1,450 of start-up costs for the first year in the Jackson, TN facility.

(g) Decrease in selling, general and administrative expenses of $500 for fewer public warehouses, less inventory than Kerr carried during start-up of the Jackson, TN plant, and a $4,600 decrease to remove parent allocated expenses and redundant employee costs.

(h) Amortization expense of $900 for Kerr Brand tradename being amortized over 10 years.

(i) Interest expense has been increased by the amount obtained by applying the Company's annual and quarterly average borrowing rates to the sum, for the respective periods, of average working capital less cash flow (defined for purposes of the calculation as net income before depreciation) and the $14,500 purchase price paid in 1996 on the acquisition date.

(j) Income taxes have been provided at the Company's approximate effective tax rate of 40%.

(k) Cost of sales and selling, general and administrative expenses have been adjusted in a manner similar to the annual pro forma statement of income to reflect promotional efforts, reduced start-up costs, and amortization and general and administrative expenses that would have been incurred under Alltrista ownership.